               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                    REX STORES CORPORATION
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                                     [Logo]

                             REX STORES CORPORATION
                               2875 NEEDMORE ROAD
                               DAYTON, OHIO 45414
                              -------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 4, 2001

    The Annual Meeting of Shareholders of REX Stores Corporation will be held at the Dayton Racquet Club, Kettering Tower, Dayton, Ohio on Monday, June 4, 2001, at 2:00 p.m., for the following purposes:

        1. Election of six members to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified.

        2. Transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

    Only shareholders of record at the close of business on April 23, 2001 will be entitled to notice of and to vote at the Annual Meeting.

    All shareholders are cordially invited to attend the Annual Meeting in person.

                                          By Order of the Board of Directors
                                          EDWARD M. KRESS
                                          EDWARD M. KRESS
                                          Secretary

Dayton, Ohio
May 2, 2001

       WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                             REX STORES CORPORATION
                               2875 NEEDMORE ROAD
                               DAYTON, OHIO 45414
                           --------------------------
                                PROXY STATEMENT
                           --------------------------

                                  MAILING DATE
                                  MAY 2, 2001

                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of REX Stores Corporation, a Delaware corporation (the 'Company'), for use for the purposes set forth herein at its Annual Meeting of Shareholders to be held on June 4, 2001 and any adjournments thereof. All properly executed proxies will be voted as directed by the shareholder on the proxy card. If no direction is given, proxies will be voted in accordance with the Board of Directors' recommendations and, in the discretion of the proxy holders, in the transaction of such other business as may properly come before the Annual Meeting and any adjournments thereof. Any proxy may be revoked by a shareholder by delivering written notice of revocation to the Company or in person at the Annual Meeting at any time prior to the voting thereof.

    The Company has one class of stock outstanding, namely Common Stock, $.01 par value, of which there were 5,062,272 shares outstanding as of April 23, 2001. Only holders of Common Stock whose names appeared of record on the books of the Company at the close of business on April 23, 2001 are entitled to notice of and to vote at the Annual Meeting. Each shareholder is entitled to one vote per share.

    A majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Directors are elected by a plurality of the votes cast by the holders of Common Stock at a meeting at which a quorum is present. Abstentions and broker non-votes will not be counted toward a nominee's achievement of a plurality and thus will have no effect. A broker non-vote occurs when a broker submits a proxy that indicates the broker does not have discretionary authority to vote the shares on a particular matter.

FISCAL YEAR

    All references in this Proxy Statement to a particular fiscal year are to the Company's fiscal year ended January 31. For example, 'fiscal 2000' means the period February 1, 2000 to January 31, 2001.

                             ELECTION OF DIRECTORS

    Six directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Unless otherwise directed, it is the intention of the persons named in the accompanying proxy to vote each proxy for the election of the nominees listed below. All nominees, with the exception of Mr. Schwartz, are presently directors of the Company.

    If at the time of the Annual Meeting any nominee is unable or declines to serve, the proxy holders will vote for the election of such substitute nominee as the Board of Directors may recommend. The Company and the Board of Directors have no reason to believe that any substitute nominee will be required.

    Set forth below is certain information with respect to the nominees for director.

    STUART ROSE, 46, has been the Chairman of the Board and Chief Executive Officer of the Company since its incorporation in 1984 as a holding company to succeed to the ownership of Rex Radio and Television, Inc., Kelly & Cohen Appliances, Inc. and Stereo Town, Inc. Prior to 1984, Mr. Rose was Chairman of the Board and Chief Executive Officer of Rex Radio and Television, Inc., which he founded in 1980 to acquire the stock of a corporation which operated four retail stores.

    LAWRENCE TOMCHIN, 73, has been the President and Chief Operating Officer of the Company since 1990. From 1984 to 1990, he was the Executive Vice President and Chief Operating Officer of the Company. Mr. Tomchin has been a director since 1984. Mr. Tomchin was Vice President and General Manager of the corporation which was acquired by Rex Radio and Television, Inc. in 1980 and served as Executive Vice President of Rex Radio and Television, Inc. after the acquisition.

    ROBERT DAVIDOFF, 74, has been a director since 1984. Mr. Davidoff has been employed by Carl Marks & Co., Inc., an investment banking firm, since 1950 and currently is Vice President in charge of corporate finance. Mr. Davidoff is also a director of Hubco Exploration, Inc., Marisa Christina, Inc. and Aquis Communications Group, Inc.

    EDWARD KRESS, 51, has been the Secretary of the Company since 1984 and a director since 1985. Mr. Kress has been a partner of the law firm of Chernesky, Heyman & Kress P.L.L., counsel for the Company, since 1988. From 1985 to 1988, Mr. Kress was a member of the law firm of Smith & Schnacke. Mr. Kress has practiced law in Dayton, Ohio since 1974.

    LEE FISHER, 49, has been a director since 1996. Mr. Fisher is the President and Chief Executive Officer of the Center for Families and Children, a private nonprofit human services organization. Mr. Fisher was a partner of the law firm of Hahn Loeser & Parks LLP from 1995 to 1999. Mr. Fisher served as Ohio Attorney General from 1991 to 1995, State Senator, Ohio General Assembly, from 1983 to 1991, and State Representative, Ohio General Assembly, from 1981 to 1983. Mr. Fisher also practiced law with Hahn Loeser & Parks from 1978 to 1991.

    ALEXANDER SCHWARTZ, JR., 68, retired from Prudential Securities Incorporated in 1996 after 33 years of service. While at Prudential Securities he held various positions, including co-head of the Investment Banking Division, Manager of the firm's International Division and Managing Director of the Health Care Group. Mr. Schwartz has served on the Boards of Directors of several public and privately held companies and is currently a director of Cryolife, Inc.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

    The Board of Directors held one meeting and took action by unanimous written consent six times during the fiscal year ended January 31, 2001. Each incumbent director attended all meetings of the Board of Directors and Board Committees on which he served.

    The Board of Directors has three standing committees: the Executive Committee, the Audit Committee and the Compensation Committee. The Board has no nominating committee.

    The Executive Committee (of which Messrs. Rose and Tomchin are members) is empowered to exercise all the powers and authority of the Board of Directors between meetings of the Board, other than the power to fill vacancies on the Board or on any Board committee and the power to declare dividends. The Executive Committee met informally throughout the year and took formal action by unanimous written consent 23 times during fiscal 2000.

    The Audit Committee (of which Messrs. Davidoff and Fisher are members) meets with Company personnel and with representatives of the Company's independent public accountants to review internal auditing procedures and matters relating to the annual audit of the Company's financial statements. The committee also annually recommends to the Board of Directors the appointment of independent public accountants. See 'Audit Committee Report.' The Audit Committee met three times during fiscal 2000.

    The Compensation Committee (of which Messrs. Davidoff and Fisher are members) establishes the Company's executive compensation policies and administers the Company's stock option plans. See 'Compensation Committee Report on Executive Compensation.' The Compensation Committee met once and took action by unanimous written consent once during fiscal 2000.

DIRECTOR COMPENSATION

    Directors who are not officers or employees of the Company may receive a fee of up to $1,000 plus reasonable expenses for each meeting of the Board attended.

    Nonemployee directors are eligible to receive grants of stock options under the Company's 1995 and 1999 Omnibus Stock Incentive Plans. Under the Plans, on the date of each annual meeting of the Company's shareholders, each nonemployee director is awarded a nonqualified stock option to purchase a number of shares of Common Stock such that the exercise price of the option multiplied by the number of shares subject to the option is as near as possible to $100,000, but in no event more than 10,000 shares. The exercise price of each nonqualified option is the fair market value of the Common Stock on the date of grant. The options are exercisable in five equal annual installments commencing on the first anniversary of the date of grant and expire ten years from the date of grant. For fiscal 2000, each nonemployee director was granted an option to purchase 4,671 shares at an exercise price of $21.40625 per share.

AUDIT COMMITTEE REPORT

    The Audit Committee is comprised of nonemployee directors who meet the independence and financial experience requirements of the New York Stock Exchange. The Audit Committee operates under a written charter, a copy of which is attached to this Proxy Statement as Appendix A.

    Management has the primary responsibility for the financial statements and the reporting process, including the Company's systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality and the acceptability of the Company's financial reporting and controls.

    The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of the Company's financial reporting and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the auditors' written disclosures required by the Independence Standards Board.

    The Committee also discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets periodically with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

    In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2001 for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE
                                          ROBERT DAVIDOFF
                                          LEE FISHER

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation awarded to, earned by or paid to the Chief Executive Officer, and to each of the other executive officers of the Company whose total annual salary and bonus exceeded $100,000, for services rendered in all capacities to the Company and its subsidiaries for each of the last three fiscal years.

                                                                       LONG-TERM
                                                                      COMPENSATION
                                                                      ------------
                                                                         AWARDS
                                                                      ------------
                                              ANNUAL COMPENSATION      SECURITIES
              NAME AND                       ----------------------    UNDERLYING         ALL OTHER
         PRINCIPAL POSITION           YEAR   SALARY ($)   BONUS ($)   OPTIONS (#)    COMPENSATION ($)(1)
         ------------------           ----   ----------   ---------   -----------    -------------------
Stuart Rose ........................  2000    154,500      653,000       10,000               --
  Chairman of the Board and Chief     1999    154,500      650,000       10,000               --
  Executive Officer                   1998    154,500      443,315      525,000               --

Lawrence Tomchin ...................  2000    154,500      305,000       10,000               --
  President and Chief Operating       1999    154,500      304,000       10,000               --
  Officer                             1998    154,500      207,250      175,000               --

Douglas Bruggeman ..................  2000    123,825       35,550       10,000              200
  Vice President -- Finance and       1999    113,400      119,050       10,000              200
  Treasurer                           1998    107,200       23,000       25,000              200

---------

(1) Amounts in this column represent employer matching contributions on behalf of the named executive under the Company's Profit Sharing Plan.

EMPLOYMENT AGREEMENTS

    Stuart Rose and Lawrence Tomchin have entered into Employment Agreements with Rex Radio and Television, Inc. The Agreements provide that Mr. Rose and Mr. Tomchin are each entitled to an annual salary of $154,500, a cash bonus at the discretion of the Board of Directors, participation in all employee benefit plans and reimbursement for business expenses. Each Agreement is for a term of three years commencing January 1, 2000 and is automatically renewed for additional one-year terms until Mr. Rose's or Mr. Tomchin's resignation, death, total disability or termination of employment for cause, unless earlier terminated by either party upon 180 days written notice. Effective April 17, 2001, Messrs. Rose and Tomchin each entered into new Employment Agreements on the same terms as their current Agreements for a three-year term commencing January 1, 2003. Messrs. Rose and Tomchin were also granted 500,000 and 150,000 nonqualified executive stock options, respectively, at an exercise price of $18.015 per share, the fair market value of the underlying shares on the grant date, in connection with entering into the new Agreements.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information concerning individual grants of stock options made to the named executive officers during the fiscal year ended January 31, 2001.

                                                                                            POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                                                                                               ANNUAL RATES OF
                                                                                                 STOCK PRICE
                                                                                                APPRECIATION
                                                      INDIVIDUAL GRANTS                        FOR OPTION TERM
                                     ----------------------------------------------------   ---------------------
                                      NUMBER OF      % OF TOTAL
                                     SECURITIES       OPTIONS
                                     UNDERLYING      GRANTED TO     EXERCISE
                                       OPTIONS      EMPLOYEES IN     PRICE     EXPIRATION
               NAME                  GRANTED (#)    FISCAL YEAR      ($/SH)       DATE       5% ($)      10% ($)
               ----                  -----------    -----------      ------       ----       ------      -------
Stuart Rose........................    10,000(1)         4.9        22.8125     3/29/10      143,467     363,573
Lawrence Tomchin...................    10,000(1)         4.9        22.8125     3/29/10      143,467     363,573
Douglas Bruggeman..................    10,000(1)         4.9        22.8125     3/29/10      143,467     363,573

---------

(1) Nonqualified options granted pursuant to the Company's 1999 Omnibus Stock Incentive Plan. These options become exercisable in five cumulative installments of 20% on each anniversary of the date of grant. The date of grant was March 29, 2000.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth information concerning each exercise of stock options during fiscal 2000 by each of the named executive officers and the fiscal year-end value of unexercised options.

                                                                 NUMBER OF SECURITIES
                                                                UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                 SHARES                            OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                                ACQUIRED                             YEAR-END (#)             FISCAL YEAR-END ($)(1)
                                   ON             VALUE       ---------------------------   ---------------------------
            NAME              EXERCISE (#)    REALIZED ($)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              ------------    ------------    -----------   -------------   -----------   -------------
Stuart Rose.................      6,552          56,432         945,419        375,542       5,169,456      3,607,833
Lawrence Tomchin............      5,797          48,185         385,953        142,811       1,960,531      1,281,710
Douglas Bruggeman...........     --              --              48,207         44,000         501,945        306,000

---------

(1) Unexercised options were in-the-money if the fair market value of the underlying shares exceeded the exercise price of the option at January 31, 2001.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors was comprised during fiscal 2000 of Robert Davidoff and Lee Fisher, both outside directors of the Company. This Committee establishes policies relating to compensation of executive officers of the Company and administers the Company's 1995 and 1999 Omnibus Stock Incentive Plans.

EXECUTIVE COMPENSATION POLICIES

    The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company's executive compensation policies integrate base salary with annual bonuses based upon corporate and individual performance, supplemented with long-term equity-based incentive awards.

    Base salary is intended to be set at a level below the base salaries paid to executives of similarly-sized companies within the industry and the peer group. Salaries for executive officers are reviewed by the Committee on an annual basis, subject to the terms of any existing employment agreements.

    Annual bonuses are intended to comprise a substantial portion of each senior executive officer's annual cash compensation and are based upon corporate financial performance. For fiscal 2000, to reflect tax savings realized from the Company's investments generating income tax credits, the Committee established the amount of the Company's after-tax earnings as a percentage of net sales (the 'After-Tax Earnings Percentage') as the performance measure for determining senior executives' bonuses. Annual bonuses for the executive officers other than senior executives are established by the Chief Executive Officer based on his assessment of the individual's performance.

    Long-term incentive awards are made in the form of annual grants of incentive stock options and nonqualified stock options pursuant to the Omnibus Plans. Stock appreciation rights, restricted stock and other stock-based awards may also be granted under the Plans. The Committee feels that stock options and other stock-based awards are an effective long-term incentive for executive officers to create value for shareholders, since their value bears a direct relationship to the Company's stock price. Stock options are granted at the fair market value of the underlying shares at the date of grant (unless otherwise required by applicable law), and generally vest in installments over multiple years. During fiscal 2000, nonqualified stock options were granted under the 1999 Omnibus Plan to 65 employees, including three executive officers, based primarily on the individual's contribution to the Company's growth and profitability.

CEO COMPENSATION

    Stuart Rose, the Chairman and Chief Executive Officer of the Company, received a base salary of $154,500 in fiscal 2000 pursuant to the terms of his employment agreement.

    Mr. Rose earned a cash bonus of $653,000 for fiscal 2000, compared to his fiscal 1999 cash bonus of $650,000. This increase was based on the fiscal 2000 After-Tax Earnings Percentage of 3.9609% (compared to the fiscal 1999 After-Tax Earnings Percentage of 3.9399%). In determining Mr. Rose's cash bonus, the Committee utilized a measure of a $165,000 cash bonus for each After-Tax Earnings Percentage point.

    Mr. Rose was granted 10,000 nonqualified stock options under the 1999 Omnibus Plan in fiscal 2000 at an exercise price of $22.8125 per share, which was the fair market value of the underlying shares on the date of grant. The number of options granted to Mr. Rose equaled the option grants to each of the other executive officers under the Plan.

INTERNAL REVENUE CODE SECTION 162(m)

    Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to a public company for compensation paid in excess of $1 million in any taxable year to the corporation's chief executive officer or any of its other named executive officers in the proxy statement. Based on current compensation levels and the present structure of the Company's compensation programs, the Company believes that the annual compensation paid to its executive officers will not exceed or otherwise be subject to the deduction limitation, other than with the possible exception of the nonqualified executive stock options granted in 1993 and 1998 and the nonqualified stock options granted under the 1999 Omnibus Plan. Depending upon the number of options exercised by an executive officer in a particular year and the value of the underlying shares at that time, exercise of the 1993 or 1998 nonqualified executive stock options or the nonqualified options granted under the 1999 Omnibus Plan could result in the individual's annual compensation exceeding the $1 million deduction limitation.

                                          COMPENSATION COMMITTEE
                                          ROBERT DAVIDOFF
                                          LEE FISHER

PERFORMANCE GRAPH

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P 500 Stock Index and a peer index comprised of three selected publicly traded consumer electronics retailers (*) for the period commencing January 31, 1996 and ended January 31, 2001. The graph assumes an investment of $100 in the Company's Common Stock and each index on January 31, 1996 and reinvestment of all dividends.

                            REX STORES CORPORATION
                     Comparison of Five Year Total Return
               (REX Stores Corporation, S&P 500 and Peer Group)

                              [PERFORMANCE GRAPH]

                           1/31/96    1/31/97    1/31/98    1/31/99    1/31/00    1/31/01
REX Stores Corporation      $100       $ 63       $ 78       $ 97       $118       $153
S&P 500                     $100       $126       $160       $212       $234       $232
Peer Group                  $100       $ 68       $ 70       $ 73       $138       $177

---------

* The peer group is comprised of The Good Guys, Inc., Sound Advice, Inc. and Ultimate Electronics, Inc.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table sets forth, as of April 23, 2001 (the record date for the Annual Meeting), certain information with respect to the beneficial ownership of the Company's Common Stock by each director and nominee for director of the Company, each executive officer of the Company, all directors and executive officers of the Company as a group and those persons or groups known by the Company to own more than 5% of the Company's Common Stock.

    For purposes of this table, a person is considered to 'beneficially own' any shares if such person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has (or has the right to acquire within 60 days after April 23, 2001) sole or shared power (i) to vote or to direct the voting of such shares or (ii) to dispose or to direct the disposition of such shares. Unless otherwise indicated, voting power and investment power are exercised solely by the named person or shared with members of his household.

                                                                   COMMON STOCK
                                                                BENEFICIALLY OWNED
                                                              ----------------------
                      NAME AND ADDRESS                         NUMBER     PERCENT(1)
                      ----------------                         ------     ----------
Stuart Rose(2)..............................................  1,934,674      32.1%
  2875 Needmore Road
  Dayton, Ohio 45414
Lawrence Tomchin(3) ........................................    509,698       9.3%
  2875 Needmore Road
  Dayton, Ohio 45414
Robert Davidoff(4) .........................................    109,426       2.1%
  135 East 57th Street, 27th Floor
  New York, New York 10022
Edward Kress(5) ............................................     67,278       1.3%
  1100 Courthouse Plaza S.W.
  Dayton, Ohio 45402
Lee Fisher(6) ..............................................     17,322      *
  Western Reserve Building
  1468 West 9th Street
  Cleveland, Ohio 44113
Alexander Schwartz, Jr. ....................................         --        --
  Post Office Box 424
  Tuxedo Park, New York 10987
Douglas Bruggeman(7) .......................................     69,207       1.3%
  2875 Needmore Road
  Dayton, Ohio 45414
All directors and executive officers as a group
  (6 persons)(8)............................................  2,707,605      41.3%
FMR Corp.(9)  ..............................................    704,370      13.9%
  82 Devonshire Street
  Boston, Massachusetts 02109
Dimensional Fund Advisors Inc.(10) .........................    521,400      10.3%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401

                                                  (table continued on next page)

(table continued from previous page)

                                                                   COMMON STOCK
                                                                BENEFICIALLY OWNED
                                                              ----------------------
                      NAME AND ADDRESS                         NUMBER     PERCENT(1)
                      ----------------                         ------     ----------
Vanguard Horizon Funds -- Vanguard Capital
  Opportunity Fund (11).....................................    500,000       9.9%
  Post Office Box 2600
  Valley Forge, Pennsylvania 19482

---------

 * One percent or less.

 (1) Percentages are calculated on the basis of the number of shares outstanding on April 23, 2001 plus the number of shares issuable upon the exercise of options held by the person or group which are exercisable within 60 days after April 23, 2001.

 (2) Includes (i) 164,084 shares held by the Stuart Rose Family Foundation, an Ohio nonprofit corporation of which Mr. Rose is the sole member, chief executive officer and one of three members of the board of trustees, the other two being members of his immediate family and (ii) 959,628 shares issuable upon the exercise of options.

 (3) Includes 7,047 shares held by Mr. Tomchin's wife and 400,764 shares issuable upon the exercise of options.

 (4) Includes 28,194 shares issuable upon the exercise of options.

 (5) Includes 16,960 shares held by Mr. Kress as co-trustee of two trusts with respect to which Mr. Kress has shared voting and investment power, 2,123 shares held by Mr. Kress as trustee of two trusts for the benefit of his minor children and 28,194 shares issuable upon the exercise of options.

 (6) Includes 17,322 shares issuable upon the exercise of options.

 (7) Includes 64,207 shares issuable upon the exercise of options.

 (8) Includes 1,498,309 shares issuable upon the exercise of options.

 (9) Based on a Schedule 13G filing dated February 14, 2001. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, is the beneficial owner of 658,300 shares of Common Stock of the Company as a result of acting as investment adviser to various registered investment companies. One investment company, Fidelity Low Priced Stock Fund, owns 658,300 shares. Edward C. Johnson 3d (Chairman of FMR Corp.), FMR Corp., through its control of Fidelity Management & Research Company, and the funds each has sole power to dispose of the 658,300 shares owned by the funds, while the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds resides with the funds' boards of trustees. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank, is the beneficial owner of 46,070 shares of Common Stock of the Company as a result of serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole power to dispose and to vote or direct the voting of the 46,070 shares owned by the institutional account(s).

(10) Based on a Schedule 13G filing dated February 2, 2001. Dimensional Fund Advisors Inc., a registered investment adviser, furnishes investment advice to four registered investment companies and serves as investment manager to certain other commingled group trusts and separate accounts.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

     In its role as investment adviser or manager, Dimensional Fund Advisors Inc. has sole power to vote and dispose of 521,400 shares owned by these funds. Dimensional Fund Advisors Inc. disclaims beneficial ownership of all such shares.

(11) Based on a Schedule 13G filed February 13, 2001. Vanguard Capital Opportunity Fund, a registered investment company, has sole power to vote or direct the voting and shared power to dispose or direct the disposition of 500,000 shares. PRIMECAP Management Company, a registered investment adviser who provides investment management services for the Vanguard Capital Opportunity Fund, filed a Schedule 13G on October 11, 2000 showing it has sole power to dispose of 500,000 shares. The Company believes these are the same 500,000 shares reported as beneficially owned by the Fund.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports of ownership and changes of ownership of the Company's Common Stock with the Securities and Exchange Commission. The Company believes that during fiscal 2000 all filing requirements applicable to its directors and executive officers were met.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Rex Radio and Television, Inc. leases 10,000 square feet for a store in a strip shopping center in Beavercreek, Ohio, from Stuart Rose/Beavercreek, Inc. under a lease dated December 12, 1994. The shareholders of Stuart
Rose/Beavercreek, Inc. are Stuart Rose and Lawrence Tomchin. Base rent is $82,500 per year.

    During fiscal 2000, the Company paid the law firm of Chernesky, Heyman & Kress P.L.L., of which Edward Kress is a partner, a total of $470,661 for legal services.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Arthur Andersen LLP served as the Company's independent public accountants for the fiscal year ended January 31, 2001, and has served in that capacity since the Company's incorporation in 1984. It is anticipated that representatives of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions from shareholders and to make a statement if they desire to do so.

    The Board of Directors of the Company annually appoints the independent public accountants for the Company after receiving the recommendations of its Audit Committee. No recommendation of the Audit Committee has been made concerning the appointment of independent public accountants for the fiscal year ending January 31, 2002.

AUDIT FEES

    Arthur Andersen LLP billed the Company $125,500 for professional services rendered for the audit of the Company's financial statements and reviews of financial statements included in the Company's Form 10-Qs for fiscal 2000.

ALL OTHER FEES

    Arthur Andersen LLP billed the Company $144,500 for all other non-audit services rendered in fiscal 2000. None of these fees were for financial information systems design and implementation.

    The Audit Committee considered whether the provision of the other non-audit services described above is compatible with maintaining Arthur Andersen's independence.

                                 OTHER BUSINESS

SOLICITATION OF PROXIES

    The Company will bear the entire expense of this proxy solicitation. Arrangements will be made with brokers and other custodians, nominees and fiduciaries to send proxy solicitation materials to their principals and the Company will, upon request, reimburse them for their reasonable expenses in so doing. Officers and other regular employees of the Company may solicit proxies by mail, in person or by telephone.

OTHER MATTERS

    The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those mentioned above. However, if other matters should properly come before the Annual Meeting or any adjournments thereof, the proxy holders will vote the proxies thereon in their discretion.

SHAREHOLDER PROPOSALS

    Proposals by shareholders intended to be presented at the Company's 2002 Annual Meeting of Shareholders must, in accordance with applicable regulations of the Securities and Exchange Commission, be received by the Secretary of the Company at 2875 Needmore Road, Dayton, Ohio 45414 on or before January 2, 2002 in order to be considered for inclusion in the Company's proxy materials for that meeting. Shareholder proposals intended to be submitted at the 2002 Annual Meeting outside the processes of Rule 14a-8 will be considered untimely under Rule 14a-4(c)(1) if not received by the Company at its corporate offices on or before March 18, 2002. If the Company does not receive timely notice of such proposal, the proxy holders will vote on the proposal, if presented at the meeting, in their discretion.

                                          By Order of the Board of Directors

                                          EDWARD M. KRESS
                                          EDWARD M. KRESS
                                          Secretary
May 2, 2001
Dayton, Ohio

                                                                      Appendix A

                             REX STORES CORPORATION
                            AUDIT COMMITTEE CHARTER

I. FUNCTION

    The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process. The Committee shall provide an open avenue of communication between the Board of Directors, management, the internal auditors and the independent accountants.

II. COMPOSITION

    From the date of adoption through June, 2001, the Audit Committee shall be comprised of Robert Davidoff, Director and Lee Fisher, Director. Effective as of June, 2001, the Audit Committee shall be comprised of three (3) or more Directors as determined by the Board, each of whom shall be an Independent Director, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

III. MEETINGS

    The Committee shall meet regularly as necessary to discharge its responsibilities or as circumstances require. The Committee shall meet with management, the internal auditors and the independent accountants in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately.

IV. RESPONSIBILITIES

    In carrying out its responsibilities and duties, the Audit Committee shall:

a. DOCUMENT AND REPORT REVIEW

     Review the Company's annual financial statements and the report rendered with respect to those statements by the independent accountants.

     Review any internal reports to management prepared by the internal auditors.

     Review with management and the independent accountants as necessary interim quarterly financial reports prior to filing with the SEC or prior to the release of earnings.

     Review and update this Charter annually.

b. INDEPENDENT ACCOUNTANTS

     Recommend to the Board of Directors the selection of the independent accountants, approve the compensation of the independent accountants and review and approve the discharge of the independent accountants.

     Review the performance of the independent accountants.

     Review and discuss with the independent accountants, on an annual basis, all significant relationships the accountants have with the Company to determine the accountants' independence.

     Periodically consult with the independent accountants, without management, about internal controls and the accuracy of the Company's financial statements.

c. FINANCIAL REPORTING PROCESSES

     Review with management, the independent accountants and internal auditors significant risks and exposures, audit activities and significant audit findings.

     Review with the independent accountants and internal auditors the adequacy of the Company's internal accounting and financial controls and the integrity of the Company's internal and external financial reporting processes.

     Consider the independent accountant's judgments about the Company's accounting principles.

     Consider and approve major changes to the Company's auditing and accounting practices as suggested by the independent accountants, management or the internal auditors.

     Review separately with management, the independent accountants and the internal auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     Review any significant disagreements among management and the independent accountants or internal auditors in connection with preparing the financial statements.

     Consider the independent accountant's evaluation of the Company's financial, accounting and auditing personnel.

d. DISCLOSURE

     Provide a report of the Audit Committee in the Company's proxy statement annually.

     Include a copy of this Charter as an appendix to the Company's proxy statement once every three (3) years.

e. OTHER

     Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation.

    Approved by Board of Directors of REX Stores Corporation on June 14, 2000.

                                      A-2



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

                                 Appendix I

PROXY

                            REX STORES CORPORATION
                   Proxy for Annual Meeting of Shareholders
                                 June 4, 2001

         The undersigned hereby appoints Stuart Rose and Lawrence Tomchin and each of them proxies for the undersigned, with full power of substitution, to vote all the shares of Common Stock of REX STORES CORPORATION, a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Monday, June 4, 2001, at 2:00 p.m. and any adjournments thereof.

               (Continued, and to be signed, on the other side)

                                                                      APPENDIX I

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Shareholders
                            REX STORES CORPORATION

                                June 4, 2001

                Please Detach and Mail in the Envelope Provided

      Please mark your
A [X] votes as in this
      example.

                                             WITHHOLD
                       FOR ALL               AUTHORITY
                   nominees listed    to vote for all nominees
                      at right            listed at right
1. ELECTION OF
   DIRECTORS            [  ]                    [  ]

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name at right.)

Nominees: Stuart Rose
          Lawrence Tomchin
          Robert Davidoff
          Edward Kress
          Lee Fisher
          Alexander Schwartz, Jr.

2. IN THEIR DISCRETION the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy is solicited on behalf of the Board of Directors and will be voted as directed herein. If no direction is given, this proxy shall be voted FOR Proposal 1.

(Signature)_________________   ____________________   Dated:_______, 2001

NOTE: Shareholders should date this proxy and sign here exactly as the name(s) hereon. If stock is held jointly, both should sign this proxy. Executors, administrators, trustees, guardians, and others signing in a fiduciary capacity should indicate their full title in such capacity.